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                                         Filed under Rule 424 (b)(3)
                                         Form S-3 Registration
                                         Statement No. 33-40717

PROSPECTUS SUPPLEMENT


                           CORESTATES FINANCIAL CORP


                 DIVIDEND REINVESTMENT AND SHARE PURCHASE PLAN

                       PROSPECTUS SUPPLEMENT NUMBER 1 TO
                       PROSPECTUS DATED FEBRUARY 9, 1996

                       ---------------------------------


     This Prospectus Supplement Number 1 relates to the Prospectus dated February 9, 1996 for the Dividend Reinvestment and Share Purchase Plan (the"Plan") of CoreStates Financial Corp.

     The Plan has been amended, effective February 3, 1998, to delete the optional cash payment feature of the Plan. Accordingly, all references in the Prospectus to the optional cash payment feature are hereby deleted. Specifically, the references on the cover and pages 3, 4, 5, 6, 7, 8, 9, 11, 12, and 13 are hereby amended to incorporate this amendment to the Plan.

     In all other respects, the Prospectus remains in full force and effect.

                           ________________________

     THE DATE OF THIS PROSPECTUS SUPPLEMENT IS JANUARY 30, 1998.